Exhibit 23.1

Consent of Independent Public Accountants

Independent Auditor’s Consent

We hereby consent to the incorporation by reference of our report dated March 28, 2014 on the financial statements of Mackinac Financial Corporation and Subsidiaries for the year ended December 31, 2013, appearing in the Mackinac Financial Corporation 2011 Annual Report to Shareholders, which is incorporated by reference into this Form 10-K.

/s/ Plante Moran, PLLC
Plante Moran, PLLC

Grand Rapids, Michigan

March 28, 2014